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                                                                    EXHIBIT 99.1


THURSDAY JULY 22, 11:38 AM EASTERN TIME

COMPANY PRESS RELEASE

LAHAINA IN DEFINITIVE MERGER PACT

EXPANDS REAL ESTATE ACTIVITIES, ADDS 'NET-MORTGAGE'
OPERATIONS

FERNANDINA BEACH, Fla.--(BUSINESS WIRE)--July 22, 1999--Lahaina Acquisitions, Inc. (OTC BB:LAHA - news) announced today that it has entered into a definitive merger agreement with The Accent Group, Inc., and Atlanta-based real estate development and mortgage company. The agreement is subject to final approval by the Board of Directors of both companies and completion of certain documentation. A formal closing is expected within 10 days.

"This is an excellent fit with our strategy and will provide a significant expansion of both the real estate and mortgage aspects of our business," stated Richard P. Smyth, Lahaina's Chairman and CEO. He continued, "The Accent Group strategy closely follows our own with regard to the opportunities in both mortgage financing and real estate development. Further, with their focus on fast-growing Sunbelt areas, such as Atlanta, and their extensive presence in the residential mortgage banking arena, the potential for increased profitability is enhanced."

The Accent Group, Inc. (TAGI) is a recently formed organization consisting of a financial services arm, with both traditional and new, "net-branch" residential mortgage banking operations, as well as a group with commercial, residential and industrial real estate activities, primarily in Atlanta and other Sunbelt markets. The Chairman and CEO of TAGI, L. Scott Demerau, will be responsible for the combined entity upon closing. "We are very excited about the potential of both our mortgage and real estate operations, and feel that the combination with Lahaina will allow us to provide a platform for increased revenues and earnings as we go forward," stated Demerau, who is based at the combined entities' new headquarters in Alpharetta, Ga., a suburb of Atlanta.

The Company intends to release further information on the combined operations over the next few weeks, including information on the specific real estate operation and the Company's financial services activities. Further, a complete filing detailing the transaction on Form 8-K with the SEC is expected within 45 days of closing.

Lahaina Acquisitions, Inc. is a public holding company who, upon completion of its merger with The Accent Group, Inc., will operate real estate development and financial services groups, including a
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nationwide, "net-branch" mortgage organization. For more information, contact
Richard P. Smyth, Chairman, at 904/277-4438, or look on the Internet at www. lahainausa.com. Information on The Accent Group, Inc. may be obtained by calling Scott Demerau, Chairman at 770/754-6140, or on the Internet at www. accentmortgage.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current plans and expectations of Lahaina, its affiliates or subsidiaries, and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those suggested or described in the forward-looking statements contained in this press release. Important factors that could cause actual results to differ include, among others, risks associated with announced or future acquisitions (such as the uncertainties of the successful conclusion of ongoing discussions, the quality of projects acquired, financing costs and profitability of operations), fluctuations in operating results, variations in stock prices, change in public interest in resorts, political and economic climate, competition, weather conditions, risks of operations, regulatory agencies, policies, financing difficulties and difficulties in integrating newly acquired businesses. Additional information concerning factors that could cause actual results to differ from those in the forward-looking statements is contained from time to time in the Company's SEC filings. Copies of these filings may be obtained by contacting the Company of the SEC.

Contact:

     Lahaina Acquisitions Inc., Fernandina Beach
     Richard P. Smyth, Chairman, 904/277-4438 www.Lahainausa.com or
     The Accent Group, Inc., Atlanta
     Scott Demerau, Chairman, 770/754-6140
     www. accentmortgage.com